UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2024

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

On November 6, 2024, MarketAxess Holdings Inc. (the “Company”) issued a press release announcing the Company’s financial results for its third quarter ended September 30, 2024. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 2.02 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2024, the Company announced that, on November 4, 2024, Mr. Richard M. McVey, our Executive Chairman of the Board of Directors (the “Board”), informed the Board that he will retire from his position and as a member of the Board, effective December 31, 2024. Mr. McVey’s retirement is not due to any disagreement with the Company.

Mr. McVey has agreed to remain as chairman of the board of directors of MarketAxess Limited (the “Subsidiary”), the Company’s international holding company, following his retirement from the Board. During such time that Mr. McVey serves as a director of the Subsidiary, he will receive an annual cash director fee of $275,000 per year and Mr. McVey’s outstanding unvested equity awards will continue to vest. Mr. McVey will remain eligible for an annual incentive for year-end 2024. Mr. McVey’s retirement is considered a termination by Mr. McVey without good reason under the Employment Agreement between Mr. McVey and the Company, dated as of January 6, 2023, and he will not receive any continued base salary, bonus payment multiple or continued healthcare coverage under such agreement.

In addition, on November 6, 2024, the Company announced that on November 4, 2024, the Board elected Mr. Carlos M. Hernandez as Chairman of the Board, effective January 1, 2025. The Board has previously determined that Mr. Hernandez is an independent director and, as such, in connection with Mr. Hernandez’s election as Chairman of the Board, Ms. Nancy Altobello, who currently serves as the Board’s Lead Independent Director, will remain on the Board, but cease serving as Lead Independent Director as of January 1, 2025.

Item 7.01	Regulation FD Disclosure

On November 6, 2024, the Company issued a press release announcing Mr. McVey’s retirement and Mr. Hernandez’s appointment as Chairman of the Board, effective December 31, 2024 and January 1, 2025, respectively. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

The information included in this Current Report on Form 8-K (including Exhibit 99.2 hereto) that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01	Other Events

Declaration of Dividend

On November 6, 2024, the Company announced that its Board has declared a regular quarterly dividend to be paid to the holders of the outstanding shares of capital stock. A cash dividend of $0.74 per share of common stock outstanding will be paid on December 4, 2024 to stockholders of record as of the close of business on November 20, 2024.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release issued by MarketAxess Holdings Inc. on November 6, 2024.

99.2	Press Release issued by MarketAxess Holdings Inc. on November 6, 2024.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.
Date: November 6, 2024

	By:	/s/ Ilene Fiszel Bieler
	Name:	Ilene Fiszel Bieler
	Title:	Chief Financial Officer